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                                                                   EXHIBIT 5.1
                           [Tellabs, Inc. Letterhead]



                                  April 7, 1998





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

            Re:   11,722,949 Shares of Common Stock,
                  $.01 par value per share, of Tellabs, Inc.

Ladies and Gentlemen:

            I am General Counsel of Tellabs, Inc., a Delaware corporation (the "Company"), and, in such capacity, I am familiar with the proceedings to date in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's registration statement on Form S-4 (the "Registration Statement") relating to the registration of 11,722,949 shares of Common Stock, $.01 par value, of the Company (the "New Shares") pursuant to the terms of the Agreement and Plan of Merger dated as of February 16, 1998 among the Company, Cardinal Merger Co., a Delaware corporation and a wholly owned subsidiary of the Company ("Sub"), and Coherent Communications Systems Corporation, a Delaware corporation ("Coherent"), which provides for the merger (the "Merger") of Sub with and into Coherent, with Coherent surviving as a wholly owned subsidiary of the Company.

            Based on the foregoing, I am of the opinion that:

            1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

            2. The New Shares will be legally issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; and (ii) the Merger shall have become effective under the General Corporation Law of the State of Delaware.
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            The foregoing opinions are limited to the federal laws of the United
States of America and the General Corporation Law of the State of Delaware. I express no opinion as to the application of the securities or blue sky laws of the various states to the sale of the New Shares.

            I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to my name included in or made a part of the Registration Statement.

                                Very truly yours,

                             /s/ CAROL COGHLAN GAVIN